Permian Resources Corporation Announces Secondary Public Offering of Class A Common Stock

December 19, 2023

MIDLAND, Texas—(BUSINESS WIRE)—Permian Resources Corporation (“Permian Resources” or the “Company”) (NYSE: PR) today announced the commencement of an underwritten public offering of an aggregate 39,414,415 shares of its Class A Common Stock, par value $0.0001 per share (“Class A common stock”), by certain affiliates of NGP Energy Capital Management L.L.C., Riverstone Investment Group LLC and EnCap Investments L.P. (the “Selling Stockholders”).

The underwriter intends to offer the shares from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Permian Resources will not sell any shares of Class A common stock in the offering and will not receive any proceeds therefrom.

Concurrently with the closing of the offering, the Company intends to purchase (the “Concurrent OpCo Unit Purchase”) from certain of the Selling Stockholders an aggregate 2,252,252 common units representing limited liability company interests (“OpCo Units”) in Permian Resources Operating, LLC, a Delaware limited liability company and a subsidiary of Permian Resources (“OpCo”), at a price per OpCo Unit equal to the price per share at which the underwriter purchases shares of Class A common stock in the offering and to cancel a corresponding number of shares of the Company’s Class C Common Stock, par value $0.0001 per share, held by such Selling Stockholders. The offering of Class A common stock is not conditioned upon the completion of the Concurrent OpCo Unit Purchase, but the Concurrent OpCo Unit Purchase is conditioned upon the completion of the offering.

J.P. Morgan Securities LLC is serving as the underwriter for the offering. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The proposed offering is being made pursuant to a registration statement previously filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) that became automatically effective upon filing on November 8, 2023.

The proposed offering will be made only by means of a prospectus and prospectus supplement that meet the requirements under the Securities Act of 1933, as amended (the “Securities Act”). Copies of the preliminary prospectus supplement and accompanying base prospectus and final prospectus supplement, when available, may be obtained from: J.P. Morgan, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (866) 803-9204, or by email at prospectus-eq_fi@jpmchase.com; or by accessing the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy shares of Class A common stock or any other securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful without registration or qualification under the securities laws of any such state or jurisdiction.

About Permian Resources

Headquartered in Midland, Texas, Permian Resources is an independent oil and natural gas company focused on the responsible acquisition, optimization and development of high-return oil and natural gas properties. Permian Resources’ assets and operations are concentrated in the core of the Delaware Basin.

Cautionary Note Regarding Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this press release, regarding the completion of the offering and the Concurrent OpCo Unit Purchase, the Company’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “could,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “goal,” “plan,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Be cautioned that these forward-looking statements are subject to all of the risk and uncertainties, most of which are difficult to predict and many of which are beyond Permian Resources’ control, incident to the development, production, gathering and sale of oil and natural gas. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, risks relating to the Company’s ability to realize the anticipated benefits and synergies of its merger with Earthstone Energy, Inc. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth in the Company’s filings with the SEC, including the prospectus relating to the offering, the Registration Statement (as defined below), its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and its subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors,” as may be updated from time to time in the Company’s periodic filings with the SEC. Any forward-looking statement in this press release speaks only as of the date of this release. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Contacts:

Hays Mabry – Sr. Director, Investor Relations

Mae Herrington – Engineering Advisor, Investor Relations

(832) 240-3265

ir@permianres.com